UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

Checkpoint Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38128	47-2568632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

95 Sawyer Road, Suite 110, Waltham, MA 02453

(Address of principal executive offices)

(781) 652-4500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CKPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 1, 2024, Checkpoint Therapeutics, Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was no longer in compliance with Listing Rule 5605(b)(1) (the “Board Independence Rule”), which requires that a majority of the members of the Board be independent within the meaning of Listing Rule 5605(a)(2), following the resignation of Scott Boilen from the Board of Directors (the “Board”) effective January 31, 2024. On February 2, 2024, the Company received a letter from Nasdaq confirming that the Company was no longer in compliance with the Board Independence Rule. The Company’s non-compliance with the Board Independence Rule does not have an immediate effect on the listing or trading of the Company’s common stock, which continues to be listed and traded on the Nasdaq Capital Market under the symbol “CKPT.”

In accordance with Rule 5605(b)(1)(A) of the Nasdaq listing standards, the Company has until the earlier of its next annual shareholders’ meeting or January 31, 2025, to regain compliance; provided, however, that if the next annual shareholders’ meeting is held before July 29, 2024, then the Company must be in compliance no later than July 29, 2024.

Prior to the end of the cure period described above, the Company’s Board intends to regain compliance with the Board Independence Rule of the Nasdaq listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT THERAPEUTICS, INC.

Date: February 2, 2024	By:	/s/ James F. Oliviero
	Name:	James F. Oliviero
	Title:	President and Chief Executive Officer